Exhibit A

Exhibit 10.2

ACTION BY WRITTEN CONSENT OF STOCKHOLDER OF

CASTLE DENTAL CENTERS, INC.

The undersigned, Sentinel Capital Partners II, L.P. (the “Stockholder”), a stockholder of Castle Dental Centers, Inc., a Delaware corporation (the “Company”), acting by written consent pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), does hereby adopt the following resolutions, effective immediately:

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of April 25, 2004 (the “Merger Agreement”), by and among Bright Now! Dental, Inc., a Delaware corporation (“Parent”), Drawbridge Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company;

WHEREAS, in furtherance thereof, the board of directors of the Company has approved the Merger Agreement and the merger of Merger Sub with and into the Company (the “Merger”) so that the Company continues as the surviving corporation in the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of the DGCL;

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL before the Company may effect the Merger;

WHEREAS, the Stockholder is the record owner of shares of the capital stock of the Company representing a majority of the votes entitled to be cast on the adoption of the Merger Agreement;

WHEREAS, the board of directors of the Company has recommended to its stockholders the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including, without limitation, the Merger; and

WHEREAS, Parent has requested that the Stockholder, in its capacity as a stockholder of the Company, adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger;

NOW, THEREFORE, BE IT RESOLVED, that, the Stockholder, in its capacity as a stockholder of the Company, hereby adopts the Merger Agreement within the meaning of Section 251 of the DGCL and approves the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.

SENTINEL CAPITAL PARTNERS II, L.P.

		By:	Sentinel Partners II, L.P., its General Partner
		By:	Sentinel Managing Company II, LLC, its General Partner

By:

		Name:	David S. Lobel
Date:	April 25, 2004	Title:	Managing Partner